Exhibit 99.3

IHS INC.

CONSOLIDATED REVENUE AND COST OF REVENUE

(In thousands)

	Three months ended:		Six months
	February 29, 2008	May 31, 2008	ended May 31, 2008
Revenue:
Products	$165,182	$177,103	$342,285
Services	33,595	30,090	63,685
Total revenue	198,777	207,193	405,970

Cost of revenue:
Products	$68,565	$73,238	$141,803
Services	20,595	19,942	40,537
Total cost of revenue:	$89,160	$93,180	$182,340

	Three months ended:					Year ended
	February 28, 2007	May 31, 2007	August 31, 2007	November 30, 2007		November 30, 2007
Revenue:
Products	$126,676	$133,550	$159,202	$170,174		$589,602
Services	25,945	21,350	24,154	27,341		98,790
Total revenue	$152,621	$154,900	$183,356	$197,515		$688,392

Cost of revenue:
Products	$50,862	$54,637	$68,392	$66,743	1	$240,634
Services	14,876	13,116	14,657	19,275		61,924
Total cost of revenue:	$65,738	$67,753	$83,049	$86,018		$302,558

	Three months ended:				Year ended
	February 28, 2006	May 31, 2006	August 31, 2006	November 30, 2006	November 30, 2006
Revenue:
Products	$111,502	$114,202	$121,097	$127,905	$474,706
Services	18,364	18,653	18,826	20,221	76,064
Total revenue	$129,866	$132,855	$139,923	$148,126	$550,770

Cost of revenue:

Products	$48,808	$50,704	$51,480	$51,306	$202,298
Services	12,055	12,478	12,826	12,766	50,125
Total cost of revenue:	$60,863	$63,182	$64,306	$64,072	$252,423